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                          TAX INDEMNIFICATION AGREEMENT

         This Tax Indemnification Agreement ("the Agreement"), is entered into this ____ day of January, 1998, by and among PMCC FINANCIAL CORP., a Delaware corporation (the "Company"), PREMIER MORTGAGE CORP., a New Jersey corporation ("Premier"), and each of RONALD FRIEDMAN ("Ronald"), ROBERT FRIEDMAN ("Robert"), SUZANNE GORDON ("Suzanne"), DONNA JOYCE ("Donna") and the ROBERT FRIEDMAN 1998 GRANTOR RETAINED ANNUITY TRUST (the "Trust"). Robert, Ronald, Suzanne, Donna and the Trust are collectively referred to as the "Stockholders."

                              W I T N E S S E T H:

         WHEREAS, Premier was an S corporation within the meaning of Section 1361 of the Internal Revenue Code of 1986, as amended ("the Code"), and the corresponding provisions of state income tax law, continuously since January 1, 1992 through the day immediately preceding the date of the effectiveness of the Company's initial public offering (the "S Period"); and

         WHEREAS, immediately prior to the date of this Agreement the Stockholders held all the outstanding shares of capital stock, no par value, of Premier (the "Capital Stock"); and

         WHEREAS, as of the date of this Agreement the Stockholders have contributed all of the shares of Capital Stock held by them to the Company in exchange for shares of common stock, $ .01 par value per share, of the Company; and

         WHEREAS, Premier will be a C corporation within the meaning of Section 1361 of the Code and the corresponding provisions of state income tax law from the date of this Agreement and thereafter.

         NOW, THEREFORE, in consideration of the premises and of the mutual agreements contained herein, the parties hereto agree as follows:

         1.        Representations and Warranties of the Parties.

                  (a) The Stockholders, jointly and severally, represent and warrant to the Company and Premier that:

                      (i) During the S Period, the Stockholders duly and timely filed all tax reports and returns required to be filed by them ("Stockholder Tax Return").

                      (ii) The Stockholders have duly included, or will duly include, in each of their Stockholder Tax Returns their allocable share of Premier's taxable income from all sources through and including the last business day of the S Period (the "S Corporation Taxable Income"). All positions taken by the Stockholders on their Stockholder Tax Returns have been consistent with Premier's subchapter S tax returns.
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                      (iii) There are no audits, inquiries, investigations or
examinations relating to any of the Stockholder Tax Returns pending, and there are no claims which have been asserted relating to any of the Stockholder Tax Returns which if determined adversely would result in the assertion by any entity of the federal government or any state including the State of New Jersey, asserting a claim of tax deficiency against Premier.

                      (iv) The Stockholders caused a valid S Corporation election to be made with respect to Premier. Further, Premier has duly filed or will duly file, all tax returns required to be filed by it with respect to its operations during the S Period.

                  (b) Each of the parties, severally and not jointly, represents to the other parties hereto that Premier will not change the method of accounting previously employed by it in connection with the operations of Premier during the S Period, including but not limited to the method of accounting employed with respect to the preparation of the Stockholder Tax Returns, the determination of the S Corporation Taxable Income, and otherwise.

         2.        Indemnifications.

                  (a) The Stockholders, jointly and severally, shall be responsible for and shall indemnify and save and hold harmless the Company and Premier from and against all taxes imposed on Premier resulting from a final determination of an adjustment to the Stockholders' Taxable Income resulting in a decrease in the Stockholders' S Corporation Taxable Income and a corresponding increase in Premier's taxable income.

                  (b) The Company and Premier, jointly and severally, shall be responsible for and shall indemnify and save and hold harmless each Stockholder from and against all taxes imposed on such Stockholder resulting from a final determination of an adjustment to Premier's taxable income resulting in a decrease in Premier's taxable income and a corresponding increase in such Stockholder's S Corporation Taxable Income. Further, Premier shall indemnify and hold harmless the Stockholders from and against taxes incurred by such Stockholders resulting from the receipt of any indemnification payments made to such Stockholders pursuant to the foregoing sentence.

                  (c) The Stockholders, the Company or Premier, as the case may be, shall make any payment required under this Agreement within thirty (30) days after receipt of notice from the other party that a payment is due by such party to the appropriate taxing authority.

                  (d) If a tax audit is commenced with respect to the S Period or any tax is claimed for which the Stockholders would be required to indemnify Premier, written notice thereof shall be given to the Stockholders as promptly as practicable; provided, however, that the failure to give timely notice shall not affect rights to indemnification hereunder except to the extent that the Stockholders demonstrate actual damage caused by such failure. After such notice, if the Stockholders shall acknowledge in writing to Premier that they are obligated under the terms of their indemnity hereunder in connection with such audit or claim, then the Stockholders shall be entitled, if they so elect, to take control of the defense and investigation of such audit or claim and to employ and engage attorneys of their own choice to handle and defend the same, at the Stockholder's cost, risk and expense provided that the Stockholders and

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their counsel shall proceed with diligence and in good faith with respect thereto. Premier shall cooperate in all reasonable respects with the Stockholders and such attorney in the defense and investigation of such audit or claim and any appeal arising therefrom, and shall not enter into any agreement with any tax authority with respect to such audit or claim without the prior consent of the Stockholders; provided, however, that Premier may, subject to the Stockholders' control of the defense and investigation of such audit or claim, at its own cost, participate in the defense and investigation of such audit or claim and any appeal arising therefrom.

         3. Deferred Tax Liability. Notwithstanding the foregoing, the Stockholders shall not be responsible for any portion of any deferred tax liability which may be recorded on the balance sheet of Premier upon termination of the S corporation status.

         4. Notices. All notices and other communications made in connection with this Agreement shall be in writing and shall be deemed given when delivered personally or sent by facsimile transmission to the numbers indicated below (if physical confirmation of transmissions retained) or on the third succeeding business day after being mailed by registered or certified mail, deposited in the United States mail, postage prepaid, return receipt requested, to the appropriate party at its, his or her address below or at such other address for such party (as shall be specified by written notice when in fact delivered pursuant hereto):

    If to the Company or Premier, at:  PMCC Financial Corp.

                                       66 Powerhouse Road
                                       Roslyn Heights, New York  11577
                                       Fax:  (516) 625-9898
                                       Attention:  President

    If to the Stockholders, at:        c/o Robert Friedman
                                       PMCC Financial Corp.
                                       66 Powerhouse Road
                                       Roslyn Heights, New York  11577
                                       Fax:  (516) 625-9898

    With a copy to:                    Ruskin, Moscou, Evans & Faltischek, P.C.
                                       170 Old Country Road
                                       Mineola, New York 11501
                                       Attention:  Norman M. Friedland, Esq.


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         IN WITNESS WHEREOF, the parties have executed this Agreement in Roslyn
Heights, New York, as of this day of _____ day of January, 1998.

                                      PMCC FINANCIAL CORP.

                                      By:  __________________________
                                           Ronald Friedman, President

                                      PREMIER MORTGAGE CORP.

                                      By:  __________________________
                                           Ronald Friedman, President

                                      ------------------------------
                                      RONALD FRIEDMAN

                                      ------------------------------
                                      ROBERT FRIEDMAN

                                      ------------------------------
                                      SUZANNE GORDON

                                      ------------------------------
                                      DONNA JOYCE

                                      ROBERT FRIEDMAN 1998 GRANTOR
                                      RETAINED ANNUITY TRUST


                                      ------------------------------
                                      ROBERT FRIEDMAN, TRUSTEE

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